EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2021 Equity Incentive Plan and 2021 Employee Stock Purchase Plan of Impel Pharmaceuticals Inc. of our report dated March 27, 2023, with respect to the consolidated financial statements of Impel Pharmaceuticals Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Seattle, Washington

March 27, 2023